UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2022

Cemtrex Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37464	30-0399914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

276 Greenpoint Ave Bld. 8 Suite 208 Brooklyn, NY	11101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 756-9116

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	CETX	Nasdaq Capital Market
Series 1 Preferred Stock	CETXP	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement

On November 22, 2022, Cemtrex, Inc. (the “Company”) entered into two Asset Purchase Agreements and one Simple Agreement for Future Equity (“SAFE”) with the Company’s CEO, Saagar Govil, to secure the sale of the following brands under the subsidiaries Cemtrex Advanced Technologies, Inc, and Cemtrex XR, Inc. to Mr. Govil, which were consolidated into the Company’s Condensed Consolidated Balance Sheet as of June 30, 2022, as filed with the SEC on August 15, 2022.

-	SmartDesk – SmartDesk is focused on reinventing the workspace through developing state-of-the-art, modern, fully integrated, workplace solutions.
-	Cemtrex XR (“CXR”) – CXR is focused on realizing the potential of the metaverse. CXR delivers Virtual Reality (VR) and Augmented Reality (AR) solutions that provide higher productivity, progressive design and impactful experiences for consumer products, and various commercial and industrial applications. The Company is in the process of developing virtual reality applications for commercialization in the metaverse over the next couple years. CXR also invests in emerging startups focused on building best in class solutions for the metaverse.
-	Virtual Driver Interactive (“VDI”) – VDI provides innovative driver training simulation solutions for effective and engaging learning for all ages and skills.
-	Bravo Strong – Bravo Strong is a gaming and content studio working to build games and experiences for the metaverse.
-	good tech (formerly Cemtrex Labs) – good tech provides mobile, web, and enterprise software application development services for startups to large enterprises.

On November 22, 2022, the Company completed the above disposition for the following consideration;

●	Cemtrex XR, Inc.

○	$895,000 comprised of:

■	$75,000 in cash payable at Closing; and
■	5% royalty of all revenues on the Business to be paid 90 days after the end of each calendar year for the next three years; and should the total sum of royalties due be less than $820,000 at the end of the three-year period, Purchaser shall be obligated to pay the difference between $820,000 and the royalties paid.

●	Cemtrex Advanced Technologies, Inc.

○	$10,000 in cash payable at Closing
○	5% royalty of all revenues on the Business to be paid 90 days after the end of each calendar year for the next 5 years; and
○	$1,600,000 in SAFE (common equity) at any subsequent fundraising or exit above $5M with a $10M cap.

The Company’s independent Board of Directors and management worked with an independent third party to establish valuations for the assets included in the transaction. The Company’s Board of Directors, excluding Saagar Govil who abstained from all voting on these agreements, approved these actions and agreements.

Item 2.01, Completion of Acquisition or Disposition of Assets

The disclosures in Item 1.01 are herein incorporated by reference into this Item 2.01.

Item 8.01 Other Events

On November 29, 2022, we issued a press release concerning the disposition of assets. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 8.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title
10.1	Asset Purchase agreement between Cemtrex, Inc. and Saagar Govil, dated November 22, 2022
10.2	Asset Purchase agreement between Cemtrex, Inc. and Saagar Govil, dated November 22, 2022
10.3	Simple Agreement for Future Equity (SAFE) between Cemtrex, Inc. and Saagar Govil, dated November 18, 2022
99.1	Press Release dated November 29, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMTREX, INC.

Date: November 29, 2022	By:	/s/ Saagar Govil
Saagar Govil
Chairman, President and Chief Executive Officer